Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-232052 on Form F-3 of our report dated December 16, 2019, relating to the consolidated financial statements of Castor Maritime Inc. (the “Company”) appearing in this Transition Report on Form 20-F of the Company for the three months ended December 31, 2018.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
December 16, 2019